Exhibit 23.1

May 1, 2013

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, FL 33137

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-1 (No. 333-177962) of OPKO Health, Inc. and subsidiaries,

2.	Registration Statement on Form S-3 (No. 333-172168) of OPKO Health, Inc. and subsidiaries, and

3.	Registration Statement on Form S-8 (No. 333-144040) of OPKO Health, Inc. and subsidiaries;

of our report dated December 20, 2012, with respect to the consolidated financial statements of Cytochroma Canada Inc. included in this Form 8-K/A of OPKO Health, Inc.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants May 1, 2013